UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K/A

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): April 7, 2017

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966
(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
This amended Current Report on Form 8-K/A amends Item 1.01 of the Current Report on Form 8-K, filed by Chico's FAS, Inc. (the "Company") with the Securities and Exchange Commission ("SEC") on April 10, 2017, providing key material terms of the Severance Agreement entered into by the Company and Laurie Van Brunt - Brand President - Soma, who left the Company March 31, 2017.
In accordance with the Severance Agreement, Ms. Van Brunt will receive cash payments equal to one year of her annual salary to be paid following the normal payroll cycle. Ms. Van Brunt will also be entitled to a pro-rata bonus payment based upon actual fiscal year 2017 performance results and the percentage of the plan year she was employed; and, pursuant to the terms of the Company’s restricted stock and performance share unit agreements, an accelerated prorated portion of her non-vested restricted stock grants and subject to the achievement of the applicable performance goals, of the non-vested performance share unit grants. A copy of the Severance Agreement dated April 7, 2017 is attached to the Current Report on Form 8-K filed with the SEC on April 10, 2017 as Exhibit 99.1.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: April 11, 2017	By:
/s/ Susan S. Lanigan
Susan S. Lanigan, Executive Vice President - General Counsel